8-K 1 form8-k.htm 03-15-2010

Exhibit 99.2

    Geokinetics Announces Fourth Quarter and Year-End 2009 Earnings Release and Conference Call Schedule

HOUSTON, March 9 /PRNewswire-FirstCall/ -- Geokinetics Inc. (NYSE Amex: GOK) today announced plans to release fourth quarter and year-end 2009 financial results on Monday, March 15, 2010 after the market closes. In conjunction with the release, Geokinetics has scheduled a conference call that will be broadcast live over the Internet for Tuesday, March 16, 2010 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

What:	Geokinetics Fourth Quarter 2009 Earnings Conference Call
When:	Tuesday, March 16, 11:00 a.m. Eastern Time (10:00 a.m. Central Time)
How:
Live via telephone by dialing (877) 941-6010 for domestic callers or (480) 629-9772 for international callers and asking for the Geokinetics call a few minutes prior to the start time, or live over the Internet on Geokinetics' website at http://www.geokinetics.com/ under Investor Relations.

A telephonic replay will be available through March 30, 2010 by calling (800) 406-7325 for domestic callers or (303) 590-3030 for international callers, in both cases using pass code 4244512#. A webcast archive will also be available at http://www.geokinetics.com/ shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

About Geokinetics Inc.
Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit http://www.geokinetics.com/.

Contacts:	Scott A. McCurdy
Vice President and CFO
Geokinetics Inc.
(713) 850-7600

SOURCE Geokinetics Inc.

       Media Contact: Scott A. McCurdy, Vice President and CFO of Geokinetics Inc., +1-713-850-7600

       Web Site: http://www.geokinetics.com/